Exhibit 99.2

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Home State Bancorp (the “Company”) as an Appendix to the joint proxy statement/prospectus relating to the proposed merger of the Company with Guaranty Bancorp and that is a part of the Registration Statement on Form S-4 as filed with the Securities and Exchange Commission (the “Commission”), and to the references to our firm and the quotation or summarization of such opinion in such joint proxy statement/prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such joint proxy statement/prospectus within the meaning of the term “experts” as used in the Act or the Regulations.

SHESHUNOFF & CO. INVESTMENT BANKING, L.P.

Date:   August 1, 2016